                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  June 14, 2001



                     PACIFIC AEROSPACE & ELECTRONICS, INC.

            (Exact name of registrant as specified in its charter)



   Washington                     0-26088                     91-1744587
 (State or other                (Commission                  (IRS Employer
 jurisdiction of                File Number)              Identification No.)
incorporation or
  organization)

430 Olds Station Road, Third Floor, Wenatchee, WA                  98801
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number,
including area code:                                          (509) 667-9600
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Item 5.  Other Events
---------------------

On June 14, 2001, the Company and its wholly-owned subsidiary Aeromet America, Inc. ("Aeromet America") closed the sale of the assets of Aeromet America's aluminum casting operations located in Entiat, Washington, to two subsidiaries of Advanced Aluminum, LLC, of Malvern, Pennsylvania. The assets that were sold include all of the equipment, inventory, accounts receivable, contracts and other operating assets of Aeromet America (the "Operating Assets") and the building and land on which Aeromet America's Entiat foundry was located (the "Real Property"). The Operating Assets were purchased by U.S. Castings, LLC (the "Buyer"), and the Real Property was purchased by USCRE Properties, LLC ("USCRE"). The only assets excluded from the sale were approximately $300,000 of fixed assets and inventory associated with Aeromet America's Tacoma foundry, which was shut down in late 2000.

The purchase price for the assets consisted of: (i) $1,296,514.73 in cash paid at closing (the "Cash Proceeds"); (ii) a short-term promissory note from the Buyer and USCRE to the Company in the original principal amount of $160,000, which was placed in escrow in lieu of cash that was to be placed in escrow at closing (the "Escrow Note"); (iii) a promissory note from the Buyer to the Company in the original principal amount of $1,000,000, which was guaranteed by USCRE (the "Note"); and (iv) preferred ownership interests in the limited liability companies constituting the Buyer and USCRE that were valued by the parties at an aggregate of $1,000,000. The Buyer also assumed approximately $1,100,000 of liabilities of Aeromet America, including primarily accounts payable and payroll items.

The Note bears interest at 7% per annum and matures on June 14, 2008. Accrued interest on the Note is payable quarterly beginning September 30, 2001, and accrued interest and principal are payable quarterly beginning September 30, 2002. The Note is subordinated to the interests of the Buyer's lender. The Escrow Note bears interest at 8% per annum and is payable in full into escrow 120 days after closing, or earlier if USCRE closes mortgage financing for the Real Property prior to that date. The Note and the Escrow Note are subject to possible post-closing downward adjustments of up to $660,000.00, based on the value of the assets at closing, as determined within approximately 120 days after closing. The Note is also subject to a possible setoff after closing with respect to certain indemnification provided to the Buyer and USCRE by the Company and Aeromet America.

The entire Cash Proceeds of the sale were disbursed at closing to pay liabilities of Aeromet America and to pay expenses of the transaction.

The purchase price was determined based on arms-length negotiations between the parties. There were no known prior relationships between the parties or any of their respective affiliates, directors, officers, or associates.

                                       2
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Item 7.  Financial Statements and Exhibits
------------------------------------------

(a)  Financial Statements
     --------------------

None required.

(b)  Pro Forma Financial Data
     ------------------------

None required.


(c)  Exhibits
     --------

The following are filed as exhibits to this current report:

2.1 Asset Purchase Agreement between Aeromet America, Inc., Pacific Aerospace & Electronics, Inc., U.S. Castings, LLC, USCRE Properties, LLC, and Advanced Aluminum, LLC, dated June 14, 2001.

2.2 Closing Agreement between Aeromet America, Inc., Pacific Aerospace & Electronics, Inc., U.S. Castings, LLC, USCRE Properties, LLC, and Advanced Aluminum, LLC, dated June 14, 2001.

99.1 Non-Negotiable Promissory Note in the original principal amount of $1,000,000.00, from U.S. Castings, LLC to Pacific Aerospace & Electronics, Inc., dated June 14, 2001.

99.2 Guarantee by USCRE Properties, LLC to Pacific Aerospace & Electronics, Inc., dated June 14, 2001.

99.3 Escrow Note in the original principal amount of $160,000.00, from U.S. Castings, LLC and USCRE Properties, LLC to Pacific Aerospace & Electronics, Inc., dated June 14, 2001.

99.4 U.S. Castings, LLC Limited Liability Company Agreement, dated June 13,
     2001.

99.5 First Amendment to U.S. Castings, LLC Limited Liability Company Agreement, dated June 14, 2001.

99.6 USCRE Properties, LLC Limited Liability Company Agreement, dated June 13, 2001.

99.7 First Amendment to USCRE Properties, LLC Limited Liability Company Agreement, dated June 14, 2001.

99.8 Press Release, dated June 18, 2001

                                       3
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     PACIFIC AEROSPACE & ELECTRONICS, INC.


                     By:   /s/ Donald A. Wright
                         ----------------------------------
                            Donald A. Wright
                            President, Chief Executive Officer and
                            Chairman of the Board
                            (Principal Executive Officer)



Dated:  June 27, 2001

                                       4
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                                 EXHIBIT INDEX


Exhibit
Number            Description

2.1 Asset Purchase Agreement between Aeromet America, Inc., Pacific Aerospace & Electronics, Inc., U.S. Castings, LLC, USCRE Properties, LLC, and Advanced Aluminum, LLC, dated June 14, 2001.

2.2 Closing Agreement between Aeromet America, Inc., Pacific Aerospace & Electronics, Inc., U.S. Castings, LLC, USCRE Properties, LLC, and Advanced Aluminum, LLC, dated June 14, 2001.

99.1 Non-Negotiable Promissory Note in the original principal amount of $1,000,000.00, from U.S. Castings, LLC to Pacific Aerospace & Electronics, Inc., dated June 14, 2001.

99.2 Guarantee by USCRE Properties, LLC to Pacific Aerospace & Electronics, Inc., dated June 14, 2001.

99.3 Escrow Note in the original principal amount of $160,000.00, from U.S. Castings, LLC and USCRE Properties, LLC to Pacific Aerospace & Electronics, Inc., dated June 14, 2001.

99.4      U.S. Castings, LLC Limited Liability Company Agreement, dated June 13,
          2001.

99.5 First Amendment to U.S. Castings, LLC Limited Liability Company Agreement, dated June 14, 2001.

99.6 USCRE Properties, LLC Limited Liability Company Agreement, dated June 13, 2001.

99.7 First Amendment to USCRE Properties, LLC Limited Liability Company Agreement, dated June 14, 2001.

99.8      Press Release, dated June 18, 2001


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